EXHIBIT 10.2
------------

         [Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.]

                          TECHNOLOGY LICENSE AGREEMENT

         THIS TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of September 29, 2003 (the "Effective Date") by and between Fine Gold Recovery Systems, Inc., a Nevada corporation ("FGRS") and Bateman Luxembourg SA., a Luxemburg corporation ("Bateman"). Each of FGRS and Bateman are sometimes referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, FGRS owns or has the right to license certain Intellectual Property Rights in and to the Technology and the ACJ; and

         WHEREAS, FGRS desires to grant to Bateman a non-exclusive license to make and use the ACJ and to otherwise use the Technology in connection therewith all in accordance with and subject to the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in this Section 1. Defined terms may be used in the singular and the plural.

         1.1 "ACJ" means the Altair Centifugal Jig described in Exhibit A attached hereto and by this reference incorporated herein.

         1.2 "Affiliate," with respect to a Party hereto, means an entity which directly or indirectly controls, is controlled by or is under common control with such Party.

         1.3 "Business Day" means any day other than a Saturday, Sunday or U.S. federal holiday. Any reference to "days" (unless Business Days are specified) shall mean calendar days. For purposes of this Agreement, there shall be eight "Business Hours" in each Business Day.

         1.4  "Confidentiality   Agreement"  means  the  Mutual  Disclosure  and
Confidentiality Agreement between the Parties and dated on or about October 22, 2002.

         1.5 "Intellectual Property Rights" means patent rights, copyrights, trade secret rights and all other intellectual and industrial property rights of any sort.

         1.6 "Licensed Territory" shall have the meaning given in Exhibit B attached hereto and by this reference incorporated herein.

         1.7 "Technology" means the technology, inventions (whether or not patentable), ideas, processes, formulas and know-how used or owned by or licensed or otherwise properly available to FGRS as of the Effective Date that relate to the design, manufacturing, production, use or operation of the ACJ.

2.       LICENSE

         2.1 License Grant. Subject to the terms and conditions of this Agreement, FGRS hereby grants to Bateman a non-exclusive, non-transferable, non-sublicensable (except as expressly provided in this Section 2) right and license, under FGRS's applicable Intellectual Property Rights in the Technology, to make, use, import and export the ACJ.

         2.2 License Scope. The foregoing license is limited to, and may be exercised only in connection with, the manufacture, installation and operation of the ACJ as a part of Bateman mineral processing projects done in the Licensed Territory ("Bateman Projects"); provided, however, that ACJs may be manufactured by Bateman in the United States or the Licensed Territory. The ACJ may only be used by or under the authority of Bateman (i) within the Licensed Territory, and
(ii) as part of or in connection with a Bateman Project.

         2.3 License to Affiliates. The license set forth in this Section 2 shall also extend to Bateman's Affiliates and manufacturing sub-licensees, but only to the extent that (i) such Affiliates and manufacturing sub-licensees are bound by a writing (that names FGRS as an express third-party beneficiary) to Bateman's obligations under this Agreement, (ii) Bateman assumes full responsibility for compliance by such Affiliates and manufacturing sub-licensees with such obligations, and (iii) all payments and reports from Bateman's
Affiliates are made through Bateman, together with Bateman's payments and reports.

         2.4 Manufacture of ACJ. Bateman shall be responsible to manufacture (or to contract for the manufacture of) all ACJs used in connection with Bateman Projects.

         2.5 Patent Markings. Bateman agrees to place on all ACJs used in connection with, or incorporated into, a Bateman Project all reasonable patent and patent application markings in a proper manner, as requested by FGRS.

         2.6 Ownership. Bateman acknowledges and agrees that, as between the Parties hereto, FGRS owns and shall retain all Intellectual Property Rights in and to the Technology and that, except as expressly set forth herein, Bateman shall have no right or license in or to the Technology.

3.       EVALUATION PERIOD

         3.1 Pre-Evaluation Trip. As soon as is reasonably practicable following the execution of this Agreement, at Bateman's sole cost and expense, Bateman will send at least one technical representative to FGRS's facility in Reno, Nevada (the "Pre-Evaluation Trip") to (i) receive technical information related to the ACJ, (ii) observe the operation of the ACJ, and (iii) confer with FGRS regarding Bateman's anticipated installation and use of the ACJ during the Evaluation Period (as defined below).

         3.2 Evaluation Period. The evaluation period (the "Evaluation Period") shall commence on the date the first ACJ arrives at a Bateman test site and shall continue for a period of six months, unless extended by the mutual agreement of the Parties. During the Evaluation Period, Bateman shall have the right to test and evaluate the ACJ. FGRS may provide two sample ACJs to Bateman for such purposes (the "Sample ACJs"). One of the Sample ACJs will be a skid mounted Model 12-8 ACJ which includes an ACJ, ACJ controls, a pulse water pump, a pulse water tank, and a pulse water distribution system (the electrical motors and controls of the ACJ, ACJ controls and the pulse water pump are manufactured for use in the United States). The Parties shall mutually agree upon the model of the other Sample ACJ to be shipped to Bateman for evaluation purposes and the timing of such shipment(s). Upon the expiration or termination of this Agreement, Bateman shall return to FGRS, at Bateman's sole cost and expense, the Sample ACJs and any other ACJs or equipment provided to Bateman by FGRS.

3.3      Availability of ACJ Engineer.

         (a) FGRS will make an ACJ engineer (an "ACJ Engineer") available to Bateman during the Evaluation Period in accordance with the terms of this
Section 3.3. An ACJ Engineer (as selected by FGRS) will be available to Bateman for (i) up to 50% of the Business Hours in each month during the first three months of the Evaluation Period, and (ii) for up to 30% of the Business Hours in each month during the final three months of the Evaluation Period. Upon the reasonable request of Bateman, but subject to the availability of FGRS's ACJ Engineers, an ACJ Engineer shall travel to such domestic or foreign locations as Bateman shall direct; provided, however, that the timing of such travel shall be mutually agreeable to Bateman and FGRS. All costs and expenses associated with such travel shall be the sole responsibility of Bateman.

         (b) If the Evaluation Period is extended for a period beyond six months, the Parties shall mutually determine whether ACJ Engineers shall continue to be made available to Bateman and, if so, the terms and conditions pursuant to which such ACJ Engineers shall be made available.

         3.4 Evaluation Period Expenses. Bateman shall be solely responsible for all costs and expenses associated with (i) the shipping and transportation of the ACJs and other equipment as contemplated hereby, (ii) with the design, installation and operation of Bateman's evaluation and test facilities, and
(iii) all travel expenses incurred by ACJ Engineers while traveling at the request or on behalf of Bateman.

         3.5 Obligations After Expiration of Evaluation Period. After the expiration of the Evaluation Period, FGRS shall have no further obligation to support or train Bateman personnel and FGRS shall be under no obligation to hire any additional ACJ Engineers. FGRS, within its sole discretion, may maintain an ACJ test facility in Reno, Nevada, which may be moved to FGRS's Edison facility, at FGRS's discretion.

4.       OWNERSHIP OF INVENTIONS

         4.1 Ownership of ACJ Improvements. Any technology, discovery, improvement, modification or invention (whether patentable or not) specifically related to the ACJ or the Technology developed, conceived or made by either Party during the term of this Agreement, and all know-how, designs, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works related thereto (collectively, the "ACJ Improvements"), shall be solely owned by FGRS and FGRS shall have the exclusive right to obtain patents and such other protection worldwide as it deems appropriate to secure any Intellectual Property Rights in such ACJ Improvements at its own expense.

         4.2 Assignment of Rights in ACJ Improvements. Bateman shall promptly notify FGRS of each ACJ Improvement conceived, developed or first reduced to practice by Bateman (whether independently of or jointly with FGRS). In the event that all of the Intellectual Property Rights in any ACJ Improvement are not deemed to be solely and exclusively owned by FGRS for any reason, Bateman hereby assigns, transfers and conveys to FGRS all of its right, title and interest in and to such ACJ Improvement, including, but not limited to, all related Intellectual Property Rights. Bateman further agrees to assist FGRS, at FGRS's expense, to further evidence, record and perfect such assignment, and to perfect, obtain, maintain, enforce, and defend any rights so assigned. Bateman shall also cooperate with FGRS in connection with FGRS's efforts to obtain patent or other intellectual property protection for any such ACJ Improvement and Bateman and its employees and representatives shall, at FGRS's request, execute and deliver any documents, including, without limitation, any patent or other Intellectual Property Right assignments or applications, to permit FGRS to exercise its rights under this Section 4. In the event that Bateman fails or refuses to execute and deliver any such document, Bateman hereby appoints FGRS as Bateman's attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Bateman's behalf and to execute such documents.

         4.3 License of ACJ Improvements. For purposes of this Agreement, any ACJ Improvement shall be deemed to be a part of the Technology or the ACJ (as applicable) and licensed to Bateman, without additional charge, in accordance with the terms and conditions of this Agreement.

         4.4 Ownership of Project Improvements. Any technology, discovery, improvement, modification or invention (whether patentable or not) specifically related to the equipment or processes used in connection with a Bateman Project (but not specifically related to the ACJ or the Technology) developed, conceived or made by either Party during the term of this Agreement, and all know-how, designs, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works related thereto (collectively, the "Project Improvements"), shall be solely owned by Bateman and Bateman shall have the exclusive right to obtain patents and such other protection worldwide as it deems appropriate to secure any Intellectual Property Rights in such Project Improvements at its own expense.

         4.5 Assignment of Rights in Project Improvements. FGRS shall promptly notify Bateman of each Project Improvement conceived, developed or first reduced to practice by FGRS (whether independently of or jointly with Bateman). In the event that all of the Intellectual Property Rights in any Project Improvement are not deemed to be solely and exclusively owned by Bateman for any reason, FGRS hereby assigns, transfers and conveys to Bateman all of its right, title and interest in and to such Project Improvement, including, but not limited to, all related Intellectual Property Rights. FGRS further agrees to assist Bateman, at Bateman's expense, to further evidence, record and perfect such assignment, and to perfect, obtain, maintain, enforce, and defend any rights so assigned.

FGRS shall also cooperate with Bateman in connection with Bateman's efforts to obtain patent or other intellectual property protection for any such Project Improvement and FGRS and its employees and representatives shall, at Bateman's request, execute and deliver any documents, including, without limitation, any patent or other Intellectual Property Right assignments or applications, to permit Bateman to exercise its rights under this Section 4. In the event that FGRS fails or refuses to execute and deliver any such document, FGRS hereby appoints Bateman as FGRS's attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on FGRS's behalf and to execute such documents.

         4.6 License of Project Improvements. Bateman hereby grants to FGRS a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, fully sublicensable license to make, use, sell, offer to sell, import, export and otherwise fully exploit any Project Improvement.

5.       UTILIZATION OF ACJs

         Bateman  shall  use its best  efforts  to  include  the ACJ in  Bateman
Projects, which efforts shall include the testing of new feedstocks and the demonstration of process capabilities. Bateman will incorporate the ACJ into Bateman Projects and will install and operate ACJs where appropriate. In addition, Bateman shall use reasonable efforts to develop new design applications utilizing the unique characteristics of the ACJ.

6.       LICENSE FEES

         6.1 License Fees. In consideration of the rights and licenses granted to Bateman hereunder, Bateman shall pay to FGRS license fees (the "License Fees"), which License Fees shall be based upon the value added by the ACJ to each Bateman Project, as determined in accordance with the terms of this Section 6.

         6.2 Proposed Project Budget. Prior to the commencement of any Bateman Project in which an ACJ will be used, sold or incorporated, Bateman will provide a proposed project budget (a "Proposed Project Budget") to FGRS for its review and approval. Each Proposed Project Budget shall include (i) a description of the value of the products processed by the ACJ (the "ACJ Processed Products"),
(ii) the value of the  products  not  processed  by the ACJ ("Other  Products"),
(iii) the Relative Value (as defined in Section 6.3 below), (iv) the amount of budgeted profit ("Budgeted Profit"), (v) the amount of the License Fees (calculated in accordance with the terms of Section 6.6 below), (vi) a proposed schedule for the payment of the License Fees (the "Payment Schedule"), and (vii) such other details about the proposed Bateman Project as FGRS reasonably requests. The Budgeted Profit contained in each Proposed Project Budget shall be made on a pre-tax basis and shall not carry corporate overhead allocations.

         6.3 Relative Value. The "Relative Value" shall be calculated by dividing the value of the ACJ Processed Products by the sum of the value of the ACJ Processed Products and the value of the Other Products.

         6.4 Payment Schedule. Unless the Parties otherwise agree in writing, the Payment Schedule shall be structured such that it is similar to the schedule of the payments to be made to Bateman in connection with the applicable Bateman


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

Project. By way of example only, if the amounts payable to Bateman in connection with a Bateman Project are to be paid in twelve equal monthly payments over a one-year period, the License Fees shall be paid to FGRS in twelve equal monthly payments over a one-year period.

         6.5 Review and Approval of Project Budget. As provided in Section 6.2, Bateman shall provide a Proposed Project Budget to FGRS for its review and approval prior to the commencement of any Bateman Project. FGRS, within its sole discretion, shall have the right to accept or reject any Proposed Project Budget and, notwithstanding any other provision of this Agreement, Bateman shall have no right to use any ACJ in connection with, or incorporate an ACJ in, any Bateman Project unless and until FGRS has accepted the applicable Proposed Project Budget in writing.

         6.6 Calculation of License Fees. The License Fees payable to FGRS in connection with each Bateman Project shall equal the *** multiplied by the Relative Value multiplied by ***. For convenience and by way of illustration only, two examples of the License Fee calculation are provided below.

         (a) Example #1 (Annual Operating Contract). Assuming that Bateman enters into an annual operating contract for $3 million per year with a *** of 20% ($600,000) and that the Relative Value of the ACJ Processed Products is 50% of the total product value, the License Fee payable to FGRS would be $*** per year and calculated as follows:



------------------------------------------------- ---------------------- ---------------------------------------------
                      ***                            Relative Value                      License Fee
                      ---                            --------------                      -----------
------------------------------------------------- ---------------------- ---------------------------------------------
***                                               ***                    ***
------------------------------------------------- ---------------------- ---------------------------------------------

         (b) Example #2 (Lump-Sum Contract). Assuming that Bateman enters into a lump-sum contract for $50 million with a *** of 15% ($7,500,000) and that the Relative Value of the ACJ Processed Products is 25% of the total product value, the License Fee payable to FGRS would be $*** and calculated as follows:

------------------------------------------------- ---------------------- ---------------------------------------------
                      ***                            Relative Value                      License Fee
                      ---                            --------------                      -----------
------------------------------------------------- ---------------------- ---------------------------------------------
***                                               ***                    ***
------------------------------------------------- ---------------------- ---------------------------------------------

7.       BATEMAN COVENANTS

         7.1 FGRS's Intellectual Property Rights. Bateman acknowledges and agrees that neither it nor any of its Affiliates are currently in the business of producing ACJs or any products similar thereto. Accordingly, Bateman acknowledges and agrees that any activity in that area by Bateman or its Affiliates after Bateman has had access to FGRS's Technology and other Confidential Information would almost certainly rely on, be built on or include FGRS's Technology or other Confidential Information. Bateman therefore agrees that, except as specifically authorized under this Agreement, during the term of


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

this Agreement and during the five-year period thereafter, neither Bateman nor any of its Affiliates will directly or indirectly engage in the business of producing products similar to the ACJ.

         7.2 Competitive Products. Bateman further agrees that, during the term of this Agreement, it shall not manufacture, offer to sell, or sell any product competitive with and similar to the ACJ on Bateman Projects.

         7.3 Reports. Bateman shall submit periodic reports to FGRS with the content and pursuant to such schedule as FGRS reasonably requests.

         7.4 Infringement. If Bateman becomes aware of any product or activity of any third party that may involve the infringement or violation of any FGRS Intellectual Property Right, then Bateman shall promptly notify FGRS in writing of such suspected infringement or violation. FGRS may in its discretion take or not take whatever action it believes is appropriate; provided, however, if FGRS elects to take action, Bateman will fully cooperate with such action at FGRS's expense.

8.       CONFIDENTIALITY

         8.1 Confidential Information. The term "Confidential Information" shall mean all information, in whatever form, disclosed by one Party (the "Disclosing Party") to the other (the "Receiving Party") pertaining to the Technology, the ACJ, or to the properties, composition or structure thereof or to the design, manufacturing or processing thereof, regardless of whether such information is identified in any manner as being confidential or proprietary. The Confidential Information shall further include information pertaining to the Disclosing Party's business, finances, technology, ideas, inventions (whether patentable or not), marketing strategies and/or product offerings that is identified, or would reasonably be understood by the Receiving Party, as being proprietary or confidential. Confidential Information shall not include information that: (i) was in the possession of the Receiving Party without confidentiality restriction prior to disclosure by the Disclosing Party; (ii) at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no act or omission on the part of the Receiving Party that is not expressly authorized hereunder; (iii) has come into the possession of the Receiving Party without confidentiality restriction from a third party and such third party is under no obligation to maintain the confidentiality of such information; or (iv) was independently developed by or for the Receiving Party without the use of any Confidential Information received from the Disclosing Party.

         8.2 Restrictions on Use and Disclosure. The Receiving Party acknowledges the confidential and proprietary nature of the Disclosing Party's Confidential Information and agrees, except as expressly authorized or permitted under this Agreement, (i) to hold the Disclosing Party's Confidential Information in confidence and to take all reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials), (ii) not to divulge any such Confidential Information to any third person, and (iii) not to make any use whatsoever of such Confidential Information.

         8.3 Employees and Others. The Receiving Party agrees to require its employees, representatives and agents, and others who have access to the Confidential Information, to agree in writing to safeguard the Confidential Information according to the terms of this Section 8. Any breach of the provisions of this Section 8 by any such person shall be deemed a breach hereunder by the Receiving Party, and the Receiving Party shall be liable therefor.

         8.4 Judicial Order. In the event that the Receiving Party is ordered to disclose the Disclosing Party's Confidential Information pursuant to a judicial or government request, requirement or order, the Receiving Party will promptly notify the Disclosing Party and take reasonable steps to assist the Disclosing Party, at the Disclosing Party's expense, in contesting such request, requirement or order or in otherwise protecting the Disclosing Party's rights prior to disclosure.

         8.5 Confidentiality of Agreement. Each Party agrees not to disclose any of the terms and conditions of this Agreement except as and to the extent that it may be mutually agreed by the Parties in writing or as may be required by law. Notwithstanding the foregoing, either Party may disclose the terms of this Agreement to potential investors or acquisition partners in connection with such party's due diligence in connection with a proposed financing or acquisition, provided that such third party has executed an agreement prohibiting unauthorized use or disclosure of the terms of this Agreement and agrees to be bound by the confidentiality terms of this Agreement.

         8.6 Return of Confidential Information. Upon the termination or expiration of this Agreement, at the request of the Disclosing Party, the Receiving Party shall destroy or return to the Disclosing Party all originals, copies and summaries of documents, materials and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party or its Affiliates or sublicensees.

         8.7 Remedies. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorneys' fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this
Section 8 will constitute a material breach of this Agreement.

9.       REPRESENTATIONS AND WARRANTIES

         9.1 Right to License. FGRS hereby represents and warrants that it has the right to grant the rights and licenses to the Technology and the ACJ granted under this Agreement.

         9.2 Disclaimer of Warranties. EXCEPT AS PROVIDED IN SECTION 9.1 ABOVE, FGRS MAKES NO WARRANTY WITH RESPECT TO THE ACJ OR THE TECHNOLOGY OR TO ANY OTHER GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY,
INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE. MOREOVER, FGRS MAKES NO WARRANTY OF ANY KIND AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE OPERATION OR USE OF THE ACJ.

10.      INDEMNIFICATION

         10.1 Indemnification by FGRS. FGRS shall defend, indemnify and hold Bateman and its directors, officers, employees, shareholders and agents (the "FGRS Indemnified Parties") harmless, from and against any and all claims, suits or actions (i) alleging that Bateman's manufacture or use of the ACJ in accordance with the term of the license granted hereunder infringes the intellectual property rights of a third party; or (ii) otherwise arising out of this Agreement to the extent such claim, suit or action is a result of the negligent, wrongful or intentional act of FGRS (collectively, the "FGRS Indemnified Claims"). FGRS agrees to pay all costs, expenses, liabilities and damages (including reasonable attorneys' fees) incurred or paid in settlement by the FGRS Indemnified Parties in connection with any FGRS Indemnified Claim.

         10.2 Exceptions.  In no event will FGRS have any obligations under this
Section 10 or any liability for any FGRS Indemnified Claim if the FGRS Indemnified Claim is caused by, or results from: (a) Bateman's combination or use of the Technology or the ACJ with other technologies or products, (b) any modification of the Technology or the ACJ by anyone other than FGRS or someone authorized to do so by FGRS in writing, (c) Bateman's continued allegedly infringing activity after being notified thereof or after being provided modifications that would have avoided the alleged infringement, (d) Bateman's use of the Technology or the ACJ in a manner not strictly in accordance with this Agreement, or (e) any modification of the Technology or the ACJ in compliance with Bateman's specifications.

         10.3 Indemnification by Bateman. Bateman shall defend, indemnify and hold FGRS and its directors, officers, employees, shareholders and agents (the "Bateman Indemnified Parties") harmless, from and against any and all claims, suits or actions arising out of this Agreement to the extent such claim, suit or action is a result of the negligent, wrongful or intentional act of Bateman (collectively, the "Bateman Indemnified Claim"). Bateman agrees to pay all costs, expenses, liabilities and damages (including reasonable attorneys' fees) incurred or paid in settlement by the Bateman Indemnified Parties in connection with any Bateman Indemnified Claim.

         10.4 Indemnification Procedure. The Party making a claim for indemnification (the "Indemnified Party") shall notify the indemnifying Party of any such claim or suit, and the indemnifying Party shall have the right to defend itself and, if the Indemnified Party consents, also defend the Indemnified Party through counsel of the indemnifying Party's choice provided such counsel is acceptable to the Indemnified Party. The Indemnified Party shall also be free to retain the Indemnified Party's own counsel, in which case the Indemnified Party's reasonable attorneys' fees and expenses shall be covered by the indemnity set forth in this Section 10.

11.      LIMITATION OF LIABILITY

         11.1 No Consequential Damages. EXCEPT FOR ANY OBLIGATIONS ARISING UNDER
SECTION 10 (INDEMNIFICATION) OR ACTIONS OF BATEMAN OR ITS AFFILIATES OR SUBLICENSEES BEYOND THE SCOPE OF THE LICENSE GRANTED HEREUNDER, UNDER NO
CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE TECHNOLOGY, AND/OR THE ACJ, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.2 Limitation of Liability.  EXCEPT FOR ANY OBLIGATIONS ARISING UNDER
SECTION 10 (INDEMNIFICATION) OR ACTIONS OF BATEMAN OR ITS AFFILIATES OR SUBLICENSEES BEYOND THE SCOPE OF THE LICENSE GRANTED HEREUNDER, IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF LICENSE FEES PAID BY BATEMAN TO FGRS UNDER THIS AGREEMENT. THIS SECTION 11 SHALL NOT LIMIT EITHER PARTY'S LIABILITY FOR THE DEATH OR BODILY INJURY OF A PERSON.

12.      TERM AND TERMINATION

         12.1 Term. The term of this Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with the terms of this Section 12, shall continue for a period of three years. Thereafter, this Agreement shall automatically renew for successive periods of one year each unless a Party furnishes the other Party with written notice of non-renewal at least 30 days prior to the expiration of the then-current term.

         12.2 Termination With Cause. Either Party may terminate this Agreement upon the material breach of the other Party, if such breach remains uncured for 30 days following written notice to the other Party specifying the breach in reasonable detail and demanding its cure.

         12.3 Payment Default. Notwithstanding any other provision of this Agreement, FGRS shall have the right to immediately terminate this Agreement if Bateman fails to make any payment within 30 days of the date such payment is due under the applicable Payment Schedule agreed to by the Parties in accordance with the terms of Section 6.

         12.4 Termination During Evaluation Period. Bateman shall have the right to terminate this Agreement at any time and for any reason during the Evaluation Period upon 30 days written notice to FGRS.

         12.5 License Fee Targets. The Parties have established the License Fee targets (the "License Fee Targets") set forth in the following table. Each License Fee Target is for a particular two-year period during the term of this

Agreement (each, a "License Fee Target Period"). Each such License Fee Target Period begins on the termination of the Evaluation Period or the applicable anniversary thereof.

------------------------------------------------------------- ------------------
License Fee Target Period                                     License Fee Target
------------------------------------------------------------- ------------------
Years 1-2 (following termination of Evaluation Period)        $50,000
------------------------------------------------------------- ------------------
Years 3-4 (following termination of Evaluation Period)        $50,000
------------------------------------------------------------- ------------------
Years 5-6 (following termination of Evaluation Period)        $50,000
------------------------------------------------------------- ------------------
All Subsequent License Fee Target Periods                     $50,000
------------------------------------------------------------- ------------------

         In the event that Bateman fails to meet the License Fee Target for any given License Fee Target Period, FGRS shall have the right to immediately terminate this Agreement upon written notice to Bateman.

         12.6 Immediate Termination. FGRS may terminate this Agreement immediately, with or without notice, upon (i) the institution by or against Bateman of insolvency, receivership or bankruptcy or liquidation proceedings or any other proceedings for the settlement of Bateman's debts, (ii) Bateman's making of an assignment for the benefit of creditors, (iii) Bateman's dissolution or ceasing to do business, or (iv) any failure by Bateman to comply with all applicable laws of the United States and the Licensed Territory.

         12.7 Effects of Termination. Upon the termination or expiration of this
Agreement: (i) Bateman shall have the right to complete any binding commitments it may have in connection with any Bateman Project, provided that all license fees are paid to FGRS in connection therewith in accordance with the terms of this Agreement, (ii) except as set forth in clause (i) above, the license granted hereunder to Bateman shall immediately terminate and Bateman shall discontinue all manufacture and use of the ACJ and the Technology and any other property belonging to FGRS, and (iii) Bateman shall make all payments to FGRS due and owing as of the effective date of termination.

         12.8 Survival. The provisions of Sections 1, 4.1, 4.2, 4.4, 4.5, 4.6, 7.1, 8, 10, 11, 12 and 13 shall survive any termination or expiration of this Agreement.

         12.9 Termination Liability. Neither Party shall incur any liability whatsoever for any damages, losses or expenses of any kind suffered or incurred by the other Party arising from or incident to any termination of this Agreement (or any part thereof) which complies with the terms of this Agreement, whether or not the terminating Party is aware of any such damages, losses or expenses.

         12.10 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

13.      GENERAL PROVISIONS

         13.1 Independent Contractors. The Parties are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

         13.2 Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party shall have the right to assign its rights and obligations under this Agreement to an Affiliate or to any successor to its business or assets to which this Agreement relates, whether by merger, sale of assets, sale of stock, reorganization or otherwise. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         13.3 Waiver or Modification. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by both of the Parties hereto.

         13.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to conflict of law principles. All disputes hereunder shall be resolved in the applicable state or federal courts of the State of Nevada. The Parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available. In the event of any litigation arising out of this Agreement, the prevailing Party shall be entitled to be reimbursed for all reasonable costs and expenses, including reasonable attorneys' fees incurred in connection with such litigation.

         13.5 Notices. Any notices or other communications required or permitted to be given or delivered hereunder shall, unless otherwise permitted, be in writing and shall be delivered personally, by courier service, by facsimile machine or by registered or certified mail, return receipt requested, postage pre-paid, to the Parties as follows:

         If to Bateman:

         Bateman Engineering Inc.
         12200 East Iliff Ave., Suite 100
         Aurora, Colorado  80014
         Telephone: (303) 338-7002
         Facsimile: (303) 338-7010
         Attn: Mr. Basil Smidt

         If to FGRS:

         Fine Gold Recovery Systems, Inc.
         204 Edison Way
         Reno, Nevada  89502
         Telephone: (775) 858-3750
         Facsimile: (775) 856-1619
         Attn: Mr. Edward Dickinson

         With a copy to:

         Brian G. Lloyd
         Stoel Rives LLP
         201 South Main Street, Suite 1100
         Salt Lake City, Utah  84111
         Telephone: (801) 328-3131
         Facsimile: (801) 578-6999


or to such other addresses as a Party may designate pursuant to this notice provision. Any notice given shall be deemed to have been received on the date on which it is delivered personally, by courier service or by facsimile, or, if mailed, on the third business day following the mailing thereof.

         13.6 Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Parties with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

         13.7 Force Majeure. Except for obligations to make payment or the Parties' obligations under Section 8 hereof (Confidentiality), nonperformance by either Party shall be excused to the extent that performance is rendered impossible by war, strike, revolution, fire, flood, lack or failure of transportation facilities, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing Party. The Party facing an event of force majeure shall use commercially reasonable efforts to remedy the situation as well as to minimize its effects.

         13.8 Export Control. Each Party shall comply with all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and will not export or re-export, or authorize the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations.

         13.9 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         13.10   Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

         13.11 Facsimile Signatures. The Parties hereto agree that transmission to the other Party of this Agreement with its facsimile signature shall bind the Party transmitting this by facsimile in the same manner as if such Party's original signature had been delivered. Without limiting the foregoing, each Party who transmits this Agreement to the other Party with its facsimile signature covenants to deliver the original thereof to the other Party as soon as practicable thereafter.

         13.12 Headings. The headings contained in this Agreement have been inserted for convenience of reference only and shall not modify, define, expand or limit any of the provisions of this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

FINE GOLD RECOVERY SYSTEMS, INC.                  BATEMAN LUXEMBOURG SA .

By: /s/ C . Patrick Costin                        By: /s/ B.G. Schmidt
    -----------------------------                     --------------------------
Name: C . Patrick Costin                          Name: B.G. Schmidt
Title: President                                  Title: Attorney-in-Fact

                                    Exhibit A
                             Altair Centrifugal Jig


         Conventional Jigs

         A conventional jig separates a slurry of mineral particles as it flows across the top of a screen. Water is periodically pulsed up through the screen to eliminate interparticle friction and allow differential settling according to the variations in the net specific gravities of the ore. Heavier minerals are allowed to pass downward through the screen while lighter materials flow across the screen to a discharge point.

         The ACJ

         The Altair Centrifugal Jig or ACJ is the jig produced by FGRS using the Technology. The ACJ operates according to conventional jig principles except that the screen surface is cylindrical and is rotated to subject the particles to centrifugal forces. As currently designed, materials to be processed by the ACJ are introduced into the top of the ACJ in a slurry mix with water. The slurry is diffused across the top of the interior of a vertical cylindrical screen which is rotating. Water is pulsed through the screen allowing differential separation in the slurry material. Heavy particles pass through the screen, are collected, and exit the machine in a "concentrate" stream. Lighter particles flow down the screen interior, are collected and exit out the bottom of the machine in a separate "tails" stream. Use of the ACJ requires no chemical additives. In operation, the ACJ utilizes a combination of standard mechanical jig and centrifugal technologies.

                                    Exhibit B
                               Licensed Territory

         The "Licensed Territory" is determined by reference to the following table. The Licensed Territory for a given application (the relevant applications are listed along the top row of the table) shall include each region with respect to which there is a "B" included in the box representing such region. By way of example, for use of the ACJ with coal, the Licensed Territory would include Africa, the former Soviet Union and Australia.

ACJ Geographical Areas and Applications
------------------------------------------------------------------------------------------------------------------------------------
            Region                  ***              ***         ***             ***          ***              ***         ***
------------------------------------------------------------------------------------------------------------------------------------
   Africa                            B                B           B               B            B                B           B
   Former Soviet Union               B                B           B               B            B                A           B
   Australia                         B                A           A               A            A                A           B
   North America                     B                A           A               A            A                A           A
   South America                     B                A           A               A            A                A           A
   China                             B                A           A               A            A                A           A
   India                             B                A           A               B            A                A           A
   Middle East                       B                A           A               A            A                A           A
   Rest of the World                 B                A           A               A            A                A           A
------------------------------------------------------------------------------------------------------------------------------------

A = FGRS
B = Bateman